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                  [Aldrich Kilbride & Tatone LLP Letterhead]


                   Consent of Independent Public Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Alamosa Holdings, Inc. of our report dated March 7, 2000 regarding the years ended December 31, 1999 and 1998, and our report dated October 25, 2000 regarding the three months and six months ended September 30, 2000 and 1999, which appear in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Aldrich Kilbride & Tatone LLP


Salem, Oregon
January 10, 2001